                                  PRICING AGREEMENT
Goldman, Sachs & Co.
Salomon Smith Barney Inc.,
As Representatives of the several
Underwriters named in Schedule I hereto
       c/o Goldman, Sachs & Co.
       85 Broad Street
       New York, New York 10004

                                                              September 28, 2000

Ladies and Gentlemen:

       USA Education, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated as of September 28, 2000 (the "UNDERWRITING AGREEMENT"), between the Company on the one hand and Goldman, Sachs & Co. and Salomon Smith Barney Inc. on the other hand, to issue and sell to the Underwriters named in
Schedule I hereto (the "UNDERWRITERS") the Securities specified in Schedule II hereto (the "DESIGNATED SECURITIES"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

       An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

       Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

       If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                   Very truly yours,

                                   USA EDUCATION, INC.

                                   By: /s/ John F. Remondi
                                       ----------------------------------------
                                       Name:  John F. Remondi
                                       Title: Senior Vice President & Treasurer

Accepted as of the date hereof:


GOLDMAN, SACHS & CO.


By: /s/ Goldman, Sachs & Co.
   -------------------------------

On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                     PRINCIPAL
                                                                     AMOUNT OF
                                                                    DESIGNATED
                                                                    SECURITIES
                                                                       TO BE
                           UNDERWRITER                               PURCHASED
                           -----------                               ---------
 Goldman, Sachs & Co. .......................................    $  220,000,000


 Salomon Smith Barney Inc. ..................................    $  220,000,000


 Banc of America Securities LLC .............................    $   15,000,000


 Banc One Capital Markets, Inc. .............................    $   15,000,000


 Credit Suisse First Boston Corporation .....................    $   15,000,000


 First Union National Bank ..................................    $   15,000,000







                                                                 --------------
        Total ...............................................    $  500,000,000
                                                                 ==============

                                    SCHEDULE II

TITLE OF DESIGNATED SECURITIES:
       Senior Notes due September 16, 2002

AGGREGATE PRINCIPAL AMOUNT:
       $ 500,000,000

PRICE TO PUBLIC:

       100 % of the principal amount of the Designated Securities


PURCHASE PRICE BY UNDERWRITERS:

       99.750 % of the principal amount of the Designated Securities

FORM OF DESIGNATED SECURITIES:

       Book-entry only form represented by two global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

       Federal (same day) funds

TIME OF DELIVERY:

       11:00 a.m. (New York City time), October 3, 2000

INDENTURE:

       Indenture, dated as of October 1, 2000, between USA Education, Inc. and The Chase Manhattan Bank, as trustee, and Supplemental Indenture, dated October 3, 2000, between USA Education, Inc. and The Chase Manhattan Bank, as trustee

MATURITY:

       September 16, 2002

INTEREST RATE:

       Three-month LIBOR, as determined on the second business day before the applicable accrual period, plus 0.22%.

       Interest will accrue from the date of original issuance, October 3, 2000.

INTEREST PAYMENT DATES:

       Quarterly on March 16, June 16, September 16 and December 16 of each year, except that first payment of interest will be made on January 3, 2001.

REDEMPTION PROVISIONS:

       No provisions for redemption.

SINKING FUND PROVISIONS:

       No sinking fund provisions.

FLOATING RATE PROVISIONS:

       Annual interest rate will be 0.22% over three-month LIBOR, as determined on the second business day before the applicable accrual period.

DEFEASANCE PROVISIONS:

       No defeasance provisions.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

       Offices of USA Education, Inc.
       11600 Sallie Mae Drive
       Reston, Virginia 20193

ADDITIONAL CLOSING CONDITIONS:

       None.

NAMES AND ADDRESSES OF REPRESENTATIVES:

       Goldman, Sachs & Co.
       85 Broad Street
       New York, New York 10004

       Salomon Smith Barney Inc.
       388 Greenwich Street
       34th Floor
       New York, New York 10013

       Goldman, Sachs & Co. shall be entitled to execute documents and instruments on behalf of the Representatives and the Underwriters

OTHER TERMS:

       The representation set forth in Section 2(d) of the Underwriting Agreement is modified to read as follows:


              (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except for the transactions relating to the acquisition of USA Group, described in the Prospectus under "Recent Developments") or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.